Exhibit No 16.1
December 18, 2002



Securities and Exchange Commission
Washington, D.C. 20549

Re:      DGSE Companies, Inc.
         File No. 1-11048

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of DGSE Companies, Inc. dated December 19, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton, L.L.P.